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                                                                 EXHIBIT 12.1

                 FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
     STATEMENT REGARDING COMPUTATION OF RATIO OF EBITDA TO INTEREST EXPENSE
                                   (Unaudited)
                                 (in thousands)

                                                  Six months ended
                                                  September 30 1997
                                                  -----------------
Net income                                             $ 11,837
Add: Net interest expense                                 7,116
        Income taxes                                      1,653
        Depreciation                                      9,685
        Amortization                                      1,748
                                                       --------
EBITDA                                                   32,039
Add: Other adjustment to EBITDA
          Income from Associated Company                   (650)
                                                       --------
EBITDA after other adjustment                            31,389
                                                       --------

Pro forma Interest expense                               15,809

Ratio of EBITDA to interest expense                        1.99
                                                       ========